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                                                                   EXHIBIT 10.15


     This Agreement is executed between Pauline Chu Wai Man Of Apt 1C, 37 Island Road, Deep Water Bay, Hong Kong ("the Executive) and Supply Chain Services Limited, a company incorporated in Hong Kong with registered number 669329 whose registered office is at 31 View Henry House, 10 Ice House Street, Central, Hong Kong ("the Company"), as of the last date indicated below upon which it has been executed by both parties.

     This Agreement is made with reference to the following facts:

     A. The Executive and the Company entered into an agreement dated 20 March 1999 ("the Employment Agreement") by which the, Company has employed the Executive in the capacity of Business Development Manager of the Company.

     B. Pursuant to the Employment Agreement, the, Executive is entitled to receive from the Company the basic salaries in the sum of HK$585,000 for services rendered in the period from I January 2000 to 31 December 2000. The Executive, however, has only received from the Company basic salaries in the sum of HK$273,000 in the said period leaving the basic salaries of HK$312,000 unpaid ("the Unpaid Salaries").

     C. The Executive and the Company desire to fully and finally resolve by this Agreement all claims, payments or other matters arising out of or in connection with the Unpaid Salaries.

     THEREFORE, the parties agree, in consideration of the mutual agreements herein contained. as follows:

     1. The Executive, for and on behalf of herself and her personal representatives, successors and assigns, does hereby waive, release and forever discharge the Company and its successors and assigns from any and all claims, rights, benefits, interests, costs, expenses, damages, and actions, of whatever kind or nature, whether in law or in equity, whether known or unknown, which the Executive has had, may now have or may hereafter have against the Company for or by reason of any occurrence, matter or thing through and including the date hereof which arises out of or in connection with any of the Unpaid Salaries.

     2. Without prejudice to the generality of the foregoing, it is expressly agreed and accepted by each of the parties to this Agreement that this Agreement is and is intended to be a general release of all claims of the Executive in respect of the subject matter of this Agreement including those claims which the Executive did not know or suspect to exist in her favour at the time of executing this Agreement, even if such claim, if they had been known to her, could have affected the terms of the settlement reached between the parties as contained in this Agreement. To the extent that legislation or any principles of law might provide otherwise than the first sentence of this clause, such legislation and principles are (to the extent permitted by law) hereby expressly waived and excluded by the Executive who admit to full knowledge and understanding of the consequences and effect of such waiver and exclusion.

     3. The Executive warrants to the Company that she has not assigned, charged or in any other way dealt with or disposed or purported to deal with her rights or interests in the Unpaid Salaries.

     4. In the event that any provision of this Agreement should be held void, voidable or unenforceable, the remaining portions shall remain in full force and effect.
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     5.   This Agreement contains the entire agreement of the parties to settle the Unpaid Salaries referred to herein, and expresses the entire agreement between the parties in relation to the subject matter of this Agreement.

     6.   This Agreement shall be effective when each party has executed it.

     7. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto, and each of them.

     8. For the avoidance of doubt, it is hereby declared and confirmed that save as herein otherwise provided in this Agreement, all the terms and conditions of the Employment Agreement shall continue in full force and effect.

     9. This Agreement shall be construed and enforced in accordance with the laws of Hong Kong.



Signed, Scaled and Delivered            )
By Pauline Chu Wai Man                  )
in the presence of:-                    )       /s/ Pauline Chu Wai Man
                                                -----------------------


Dated:



SEALED with the COMMON SEAL of          )
Supply Chain Services Limited           )
Thomas Chu Yan Chuen                    )
in the presence of: -                   )       /s/ Thomas Chu Yan Chuen
                                                ------------------------


Dated: